UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(A) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Whitestone REIT
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

WHITESTONE REIT
2600 S. GESSNER, SUITE 500
HOUSTON, TEXAS 77063

April 3, 2009

Dear Shareholder:

          You are cordially invited to attend the 2009 annual meeting of shareholders to be held on Thursday, May 7, 2009 at 10:00 a.m., Central Daylight Time, at the Houston Engineering and Scientific Society Club, San Jacinto Room, located at 5430 Westheimer Road, Houston, Texas, 77056.

          The notice of annual meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. I will also report on our progress during the past year and answer shareholders’ questions.

          It is important that your shares be represented at the annual meeting. If you are unable to attend the meeting in person, I urge you to authorize a proxy to vote your shares via the Internet, or by calling the toll-free telephone number, or by signing, dating and promptly returning your white proxy card in the enclosed envelope. Your vote is important.

Sincerely yours,

/s/ James C. Mastandrea
James C. Mastandrea
Chairman and Chief Executive Officer

WHITESTONE REIT
2600 S. GESSNER, SUITE 500
HOUSTON, TEXAS 77063

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held May 7, 2009

To our shareholders:

          You are invited to attend our 2009 annual meeting of shareholders, to be held at the Houston Engineering and Scientific Society Club, San Jacinto Room,, located at 5430 Westheimer, Houston, Texas, 77056, on Thursday, May 7, 2009 at 10:00 a.m., Central Daylight Time for the following purposes:

1.	To elect two trustees to serve until our 2012 annual meeting of shareholders and thereafter until their successors have been duly elected and qualified;

2.	To ratify Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for 2009; and

3.	To act upon any other matters that may properly come before the meeting.

          The board of trustees recommends you vote “FOR” each of the nominees for trustee and “FOR” the ratification of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for 2009.

          Shareholders who are holders of record of common shares at the close of business on March 9, 2009, the record date, will be entitled to receive notice of and to vote at the annual meeting. A white proxy card is enclosed with this notice of annual meeting and proxy statement. A copy of our annual report to shareholders for the fiscal year ended December 31, 2008 is being sent with this report.

          YOUR VOTE IS IMPORTANT - You are urged to authorize a proxy to vote your shares via the Internet, or by calling the toll-free telephone number, or by signing, dating and promptly returning your white proxy card in the enclosed envelope.

          When you submit your proxy, you authorize James C. Mastandrea, John J. Dee and David K. Holeman or any of them, each with full power of substitution, to vote your shares at the annual meeting in accordance with your instructions or, if no instructions are given, to vote for the election of the trustee nominees, and to vote for any adjournments or postponements of the annual meeting.

By order of the Board of Trustees,

/s/ John J. Dee
John J. Dee
Chief Operating Officer and Corporate Secretary

April 3, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 7, 2009:

This proxy statement and Whitestone’s Annual Report to Shareholders for the fiscal year ended
December 31, 2008 are available at:
http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=11457

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
Thursday, May 7, 2009

Whitestone REIT
2600 South Gessner, Suite 500
Houston, Texas 77063

SOLICITATION AND VOTING

The Board of Trustees of Whitestone REIT (our “Board”), a Maryland real estate investment trust (“Whitestone”), is soliciting proxies to be used at our 2009 annual meeting of shareholders (the “Annual Meeting”) to be held at 10:00 a.m., Central Daylight Time, on Thursday, May 7, 2009, at the Houston Engineering and Scientific Society Club, located at 5430 Westheimer Road, Houston, Texas 77056 or at any adjournment thereof. This proxy statement and accompanying white proxy card are first being mailed to shareholders on or about April 3, 2009.

Purpose of Meeting

The purpose of the meeting is to (1) elect two trustees, and (2) to ratify Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for 2009. As of the date of the Proxy Statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.

Who May Vote

Only shareholders who owned our common shares of beneficial interest at the close of business on March 9, 2009, the record date for the meeting, are entitled to receive notice of and to vote at the meeting. As of the close of business on March 9, 2009, we had 10,312,307 common shares of beneficial interest issued and outstanding. Shareholders are entitled to one vote for each common share of beneficial interest that they owned as of the record date.

How May You Vote

Shareholders may vote at the meeting in person or by proxy. Proxies validly delivered by shareholders (by Internet, telephone, or mail as described below) and timely received by us will be voted in accordance with the instructions contained therein. If a shareholder provides a proxy but gives no instructions, the shareholder’s shares will be voted in accordance with the recommendation of our Board.

You may authorize a proxy in three ways:

●
BY MAIL: Mark, sign and date your white proxy card and return it in the postage-paid envelope we have provided. If the envelope is missing, please address your completed white proxy card to Whitestone REIT, c/o American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10273-0923.

●
BY INTERNET: Go to www.voteproxy.com and use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Daylight Time on May 6, 2009. Have your white proxy card in hand when you access the website and then follow the instructions.

●
BY PHONE: Call 1-800-PROXIES (1-800-776-9437) and use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Daylight Time on May 6, 2009. Have your white proxy card in hand when you call the phone number above and then follow the instructions.

You may revoke your proxy at any time before it is exercised by:

●	giving written notice of revocation to our Chief Operating Officer and Corporate Secretary, John J. Dee, at Whitestone REIT, 2600 S. Gessner, Suite 500, Houston, Texas 77063;

●	timely delivering a properly executed, later-dated proxy; or

●	voting in person at the annual meeting.

If your shares are held by your broker or bank as nominee or agent, you should follow the instructions provided by your broker or bank.

Quorum

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority of the outstanding shares entitled to vote are present, in person or by proxy, at the annual meeting. Your shares will be counted as being present at the meeting if you appear in person at the meeting or if you submit a properly executed white proxy card.

If there are not enough votes to establish a quorum or to meet the voting requirement at the annual meeting, we may propose an adjournment of the annual meeting for the purpose of soliciting additional proxies. Therefore, please note that, by delivering a proxy to vote at the annual meeting, you are also granting a proxy that can be voted in favor of any adjournments or postponements of the annual meeting.

Board Recommendation

1.	Our Board recommends a vote “For” each of the nominees for trustee.

2.	Our Board recommends that you vote “For” the ratification of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for 2009.

Required Vote

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR” and “WITHHOLD AUTHORITY” votes, and, with respect to proposals other than the election of trustees, “AGAINST,” “ABSTAIN” and broker non-votes. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting.

●
To be approved, Proposal No. 1 (election of Mr. Mahaffey and Mr. Mastandrea as trustees), the affirmative vote of a plurality of all the votes cast at the annual meeting at which a quorum is present is sufficient, which means that the two nominees receiving the most “FOR” votes, among votes properly cast in person or by proxy, will be elected. In the event that Mr. Mastandrea and/or Mr. Mahaffey should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee(s) as the Nominating and Corporate Governance Committee may propose. If you vote “WITHHOLD AUTHORITY” with respect to one or more nominees, your shares will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Abstentions and broker non-votes will not be counted as votes and will have no effect on the result of the vote.

●
To be approved, Proposal No. 2 (ratification of our independent registered public accounting firm) must receive “FOR” votes from a majority of all votes cast at the Annual Meeting, whether in person or by proxy (which means the votes cast “FOR” the proposal must exceed the votes cast “AGANST” the proposal). For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Cost of Proxy Solicitation

This solicitation is being made by mail on behalf of our Board, but may also be made without additional remuneration by our officers or employees by telephone, facsimile transmission, e-mail or personal interview. We will bear the expense of the preparation, printing and mailing of the enclosed form of proxy, notice of annual meeting and this proxy statement and any additional material relating to the meeting that may be furnished to our shareholders by our Board subsequent to the furnishing of this proxy statement. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of shareholders at the meeting, supplementary solicitations may be made by mail, telephone or interview by our officers or employees, without additional compensation, or selected securities dealers.

We have also retained Morrow & Co., LLC to assist in the solicitation of proxies for a fee of approximately $8,500, plus out-of-pocket expenses. Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing signed by the shareholder in the same manner as the proxy being revoked and delivered to Morrow & Co., LLC at 470 West Avenue, Stamford, CT 06902, or our Secretary.

Annual Report

A copy of our annual report for the year ended December 31, 2008 is being sent with this proxy statement to shareholders on April 3, 2009. None of the information in our annual report is proxy solicitation material.

A copy of our Annual Report on Form 10-K has also been filed with the SEC and may be accessed from the SEC’s homepage (www.sec.gov).

Additional Questions

If you have any questions about the 2009 annual meeting, these proxy materials or your ownership of our common shares, please contact our investor relations department at Whitestone REIT, Attn: Investor Relations, 2600 S. Gessner, Suite 500, Houston, Texas 77063, or call (713) 827-9595 x 3021.

PROPOSAL NO. 1 - ELECTION OF TRUSTEES

Nominees for Trustee

Whitestone REIT’s Board of Trustees is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of trustees, and each class has a three-year term.

The Board of Trustees presently has six (6) members. Daniel G. DeVos and Chris A. Minton are our current Class I trustees and their terms expire at our 2010 annual meeting. Daryl J. Carter and Donald F. Keating are our current Class II trustees and their terms expire at the 2011 annual meeting. James C. Mastandrea and Jack L. Mahaffey are our current Class III trustees and their terms expire at our 2009 annual meeting.

James C. Mastandrea and Jack L. Mahaffey, the current Class II trustees, who are standing for re-election at the 2009 annual meeting, were recommended for election to our Board of Trustees by our Nominating and Corporate Governance Committee and were nominated for re-election by the Board of Trustees. If elected at the 2009 annual meeting, Mr. Mastandrea and Mr. Mahaffey have agreed to serve until the 2012 annual meeting of shareholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. Mr. Mastandrea and Mr. Mahaffey’s nominations as trustees are not being proposed for election pursuant to any agreement or understanding between us and them.

Our Board of Trustees unanimously recommends that you vote “For” the election of James C. Mastandrea and Jack L. Mahaffey.

Current Members of the Board of Trustees

Set forth below are descriptions of the principal occupation and certain other information of each of our current trustees, including Messrs. Mastandrea and Mahaffey, and the period during which each trustee has served.

Trustee	Age(1)	Business Experience	Trustee Since
Daryl J. Carter	53
Mr. Carter is the Founder, Chairman and CEO of Avanath Capital Partners, LLC, an investment firm focused on urban-themed real estate and mortgage investments. Previously, Mr. Carter was an Executive Managing Director of Centerline Capital Group (“Centerline”) a subsidiary of Centerline Holding Company (NYSE), and head of the Commercial Real Estate Group. He was also the President of American Mortgage Acceptance Corporation, a publicly-held, commercial mortgage lender (AMEX) that was externally managed by Centerline. Mr. Carter became part of Centerline when his company, Capri Capital Finance (“CCF”), was acquired by Centerline in 2005. Mr. Carter co-founded and served as Co-Chairman of both CCF and Capri Capital Advisors in 1992. He was instrumental in building Capri to a diversified real estate firm with $8 billion in real estate equity and debt investments under management. Prior to Capri, Mr. Carter was Regional Vice President at Westinghouse Credit Corporation in Irvine and a Second Vice President at Continental Bank in Chicago. Mr. Carter currently is a Trustee of Paragon Real Estate Equity and Investment Trust, Trustee of the Urban Land Institute, Executive Committee Member of the National Multifamily Housing Association and Vice Chairman of the Commercial Board of Governors of the Mortgage Bankers Association. Mr. Carter serves on the Dean’s Advisory Council of the M.I.T. Sloan School of Management.
			February 2009

Daniel G. DeVos	51
Mr. DeVos is Chairman of the Board and Chief Executive Officer of DP Fox Ventures, LLC, a diversified management enterprise with investments in real estate, transportation, and sports teams. In addition, Mr. DeVos is the majority owner of the Grand Rapids Rampage (AFL), Grand Rapids Griffins (AHL) and has ownership interests in the Orlando Magic (NBA). Mr. DeVos is currently a director of Alticor, Inc., the parent of Amway Corporation, located in Ada, Michigan, and the Orlando Magic (NBA). Mr. DeVos also has served as a trustee of Paragon Real Estate Equity and Investment Trust since 2003 and served as a trustee of First Union Real Estate Investments (NYSE) from 1994 to 1998.
			February 2009

Donald F. Keating	76	Mr. Keating was formerly the Chief Financial Officer of Shell Mining Company. Mr. Keating retired from Shell Mining Company in 1992 and continued to provide consulting services to Shell Oil until 2002. Since 2002, Mr. Keating has managed his personal investments. Mr. Keating graduated from Fordham University with a Bachelor of Science Degree in Finance and served in the United States Marine Corps as infantry company commander. He is a former board member of Billiton Metals Company, R & F Coal Company and Marrowbone Coal Company.	2008

Trustee	Age(1)	Business Experience	Trustee Since
Jack L. Mahaffey	77	Mr. Mahaffey was formerly the President of Shell Mining Company. Since retiring from Shell Mining Company in 1991, Mr. Mahaffey has managed his personal investments. Mr. Mahaffey graduated from Ohio State University with a B.S. and M.S. in Petroleum Engineering and served in the United States Air Force. He is a former board member of the National Coal Association and the National Coal Counsel.	2000

James C. Mastandrea	65
Mr. Mastandrea has been our Chairman and Chief Executive Officer since October 2006. Mr. Mastandrea has over 35 years of experience in the real estate industry. He also serves, since 2003, as the President, Chief Executive Officer and Chairman of the Board of Trustees of Paragon Real Estate Equity and Investment Trust, a real estate company currently focused on value-added real estate and investments in shares of publicly-traded real estate investment trusts, and, since 1978, as the Chief Executive Officer/Founder of MDC Realty Corporation, a privately held residential and commercial real estate development company. From 1999 to 2002, Mr. Mastandrea served as Chief Executive Officer of Eagle’s Wings Aviation Corporation. From 1994 to 1998, Mr. Mastandrea served as Chairman and Chief Executive Officer of First Union Real Estate Investments, a NYSE listed real estate investment trust. Mr. Mastandrea also served in the U.S. Army as a Military Police Officer. Mr. Mastandrea currently is a director of Cleveland State University Foundation Board, director of University Circle Inc. Board, Cleveland, Ohio, and a director of the Calvin Business Alliance Board at Calvin College, Grand Rapids, Michigan.
			2006

Chris A. Minton	72	Mr. Minton was formerly a Vice President with Lockheed Martin. Since retiring from Lockheed Martin in 1995, Mr. Minton has managed his personal investments and served as a member of the board of Mount Carmel High School. Mr. Minton graduated from Villanova University with a Bachelors Degree, and he is a licensed CPA (retired status) in the State of Texas. He has been awarded the Gold Knight of Management award for achievements as a professional manager by the National Management Association.	2000

1) As of March 15, 2009

CORPORATE GOVERNANCE

Independence

Our Board has affirmatively determined that five of our six current trustees are “independent” as that term is defined by the NASDAQ listing standards and applicable SEC rules. These trustees are Daryl J. Carter, Daniel G. DeVos, Donald F. Keating, Jack L. Mahaffey (nominee) and Chris A. Minton.

Meetings and Committees of the Board of Trustees

Our Board met fifteen times during 2008. Our independent trustees meet separately on a regular basis — usually immediately following or during a portion of each regularly scheduled meeting of our Board. Messrs. Carter and DeVos were appointed to the Board in February 2009. All of our trustees attended at least 75% of the meetings for our Board and their assigned committees during 2008.

All of our trustees attended our 2008 annual meeting of shareholders. We strongly encourage our trustees to attend annual meetings, but we do not have a formal policy regarding attendance.

Our entire Board considers all major decisions concerning our business. Our Board has also established committees so that certain matters can be addressed in more depth than may be possible at a full Board meeting. Our Board has a standing Nominating and Corporate Governance Committee, Audit Committee, and Compensation Committee. Our Board’s current committee membership is as follows, with the “X” denoting the members of the committee:

Name	Nominating and Corporate Governance Committee	Audit Committee	Compensation Committee
Non-Employee Trustees:
Daryl J. Carter (1)		X
Daniel G. DeVos (2)	X		X
Donald F. Keating	Chairman	X	X
Jack L. Mahaffey (3)	X		Chairman
Chris A. Minton (4)		Chairman
Number of Meetings in 2008	3	4	5

(1)           Mr. Carter has served as a member of the Audit Committee since February 26, 2009.
(2)           Mr. DeVos has served as a member of the Nominating and Corporate Governance Committee and the Compensation Committee since February 26, 2009.
(3)           Mr. Mahaffey also served on the Audit Committee until February 26, 2009.
(4)           Mr. Minton also served on the Nominating and Corporate Governance and the Compensation Committee until February 26, 2009.

Our Board has adopted a charter for each committee. The charters are available on our website at www.whitestonereit.com. The information contained on our website is not, and should not be considered, a part of this proxy statement.

Nominating and Corporate Governance Committee

The primary purposes of the Nominating and Corporate Governance Committee are:

●	identifying individuals qualified to become trustees;
●	recommending nominees for committees of our Board; and
●	overseeing matters concerning corporate governance practices.

The committee currently consists of Daniel G. DeVos, Donald F. Keating and Jack L. Mahaffey, with Mr. Keating serving as chairman. Each member of the committee is “independent” under the NASDAQ listing standards and applicable SEC rules.

The committee is responsible for identifying individuals qualified to become trustees and for evaluating potential or suggested trustee nominees. Pursuant to our bylaws, as amended, in order for an individual to qualify for nomination or election as a trustee, an individual, at the time of nomination, must have substantial expertise, experience or relationships relevant to the business of Whitestone, which may include:

●	Commercial real estate experience;
●	An in-depth knowledge of and working experience in finance or marketing;
●	Capital markets or public company experience;
●	University teaching experience in a Master of Business Administration or similar program;
●	A bachelor’s degree from an accredited university or college in the United States or the equivalent degree from an equivalent institution of higher learning in another country;
●	Experience as a chief executive officer, chief operating officer or chief financial officer of a public or private company; or
●	Public or private board experience.

Additionally, an individual shall not have been convicted of a felony or sanctioned or fined for a securities law violation of any nature. The committee in its sole discretion will determine whether a nominee satisfies the foregoing qualifications or possess such other characteristics as deemed necessary by the committee. The committee will also recommend nominees to the Board of Trustees that have a diversity of experience, gender, race, ethnicity and age. Any individual who does not satisfy the qualifications above is not eligible for nomination or election as a trustee.

The committee performs a preliminary evaluation of potential candidates primarily based on the need to fill any vacancies on our Board, the need to expand the size of our Board and the need to obtain representation in key disciplines and/or market areas. The committee will seek to identify trustee candidates based on input provided by a number of sources, including committee members and other members of the Board of Trustees. The committee also has the authority to consult with or retain advisors to carry out its duties. Once a potential candidate is identified that fills a specific need, the committee performs a full evaluation of the potential candidate. This evaluation includes reviewing the potential candidate’s background information, relevant experience, willingness to serve, independence and integrity. In connection with this evaluation, the committee may interview the candidate in person or by telephone. After completing its evaluation, the committee makes a recommendation to the full Board as to the persons who should be nominated by our Board. Our Board determines the nominees after considering the recommendations and a report of the committee. The Nominating and Corporate Governance Committee will consider all persons recommended by shareholders in the same manner as all other trustee candidates provided that such recommendations are submitted in accordance with the procedures set forth in our bylaws. For more information see the section entitled “Shareholder Proposals.”

To date, the committee has not paid a fee to any third party to assist in the process of identifying or evaluating trustee candidates.

Audit Committee

          The primary purposes of the Audit Committee are:

●	overseeing Whitestone’s accounting and financial reporting process, the audits of its financial statements; and

●	assisting the Board in monitoring the following:

	●	the integrity of Whitestone’s financial statements and financial reporting processes and systems of internal controls;

	●	the qualifications and independence of Whitestone’s independent accountants;

	●	the performances of Whitestone’s independent accountants; and

	●	Whitestone’s compliance with legal and regulatory requirements.

The committee also prepares a report each year for inclusion in our annual proxy statement in accordance with the rules of the SEC.

The committee currently consists of Daryl J. Carter, Donald F. Keating and Chris A. Minton, with Mr. Minton serving as chairman. Our Board of Trustees has determined that Mr. Minton is an “audit committee financial expert” as defined by the rules promulgated by the SEC. Each member of the committee is “independent” under the NASDAQ listing standards and applicable SEC rules.

Compensation Committee

          The primary purposes of the Compensation Committee are as follows:

●	to assist our Board in discharging its responsibilities relating to compensation of Whitestone’s overall compensation and benefit structure; and

●	to produce an annual report on executive compensation for inclusion in Whitestone’s annual meeting proxy statement in accordance with applicable rules and regulations.

The committee currently consists of Daniel G. DeVos, Donald F. Keating and Jack L. Mahaffey, with Mr. Mahaffey serving as chairman. Each member of the committee is “independent” under the NASDAQ listing standards and applicable SEC rules.

The committee has the sole authority to oversee the administration of compensation programs applicable to our executive officers and trustees. Executive compensation will be reviewed at least annually by the committee. Our chief executive officer and chief operating officer complete performance reviews annually and provide recommendations with respect to our other executive officers. Trustee compensation is reviewed periodically by the committee as its members deem appropriate. The committee may delegate some or all of its authority to subcommittees when it deems appropriate. See “Compensation Discussion and Analysis” for more information regarding the committee’s processes and procedures for consideration and determination of executive compensation.

The committee has the authority to engage and approve fees and other retention terms of outside advisors, without the approval of the Board of Trustees or management, to assist it in the performance of its duties. In 2007 and 2008, the committee engaged CEL & Associates, Inc./CEL Compensation Advisors, LLC (“CEL”), an independent executive compensation consulting firm to assist the committee’s analysis and determination of the 2008 compensation for our executive officers. CEL was selected for its specific expertise in the real estate industry and was directed by the committee to conduct a review and provide the committee with relevant market data and plan alternatives to consider when designing and adopting compensation programs for our executive officers.

Code of Business Conduct and Ethics

Our Board has adopted a code of business conduct that is applicable to all members of our Board, our executive officers and our employees. We have posted our Code of Business Conduct and Ethics on the Corporate Governance section of our website at www.whitestonereit.com.

Communications with our Board of Trustees

We have established procedures for shareholders or other interested parties to communicate with our Board of Trustees, including our independent trustees. Such parties can contact the Board by sending a letter to: Whitestone REIT, Attn: Corporate Secretary, 2600 S. Gessner, Suite 500, Houston, Texas 77063. Our Corporate Secretary will review all communications made by this means and forward the communication to our Board or to any individual trustee to whom the communication is addressed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANANGEMENT

The following table sets forth beneficial ownership information, as of March 9, 2009, including shares such persons had a right to acquire within 60 days after March 9, 2009 through the exercise of vested restricted common shares or restricted common share units for (i) each person known by us to own beneficially 5% or more of the outstanding common shares, (ii) each of our trustees, (iii) each of our Named Executive Officers and (iv) all of our trustees and executive officers as a group. We are not aware of any shareholder who owns 5% or more of our outstanding common shares.

Name of Beneficial Owner	Shares Beneficially Owned (1)		Percent
Named Executive Officers:
James C. Mastandrea	200,000	(2)	1.9%
John J. Dee	125,000	(3)	1.2%
David K. Holeman	75,000	(4)	*
Valarie L. King	50,000	(5)	*
Daniel E. Nixon, Jr.	50,000	(6)	*
Non-Employee Trustees:
Daryl J. Carter	5,000	(7)	*
Daniel G. DeVos	5,000	(8)	*
Donald F. Keating	44,433	(9)	*
Jack L. Mahaffey	77,730	(10)	*
Chris A. Minton	49,672	(11)	*
All executive officers and trustees as a Group (10 persons) (12)	681,835		6.6%

* Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person or group who has or shares voting or investment power with respect to those shares.

(2)
Includes 200,000 restricted common shares and excludes 381,190 restricted common share units and 703,912 units in our Operating Partnership, which are redeemable for cash or, at our option, for common shares on a one-for-one basis.

(3)	Includes 125,000 restricted common shares and excludes 317,497 restricted common share units.

(4)	Includes 75,000 restricted common shares and excludes 60,000 restricted common share units.

(5)	Includes 50,000 restricted common shares and excludes 60,000 restricted common share units.

(6)	Includes 50,000 restricted common shares and excludes 75,000 restricted common share units.

(7)	Represents 5,000 restricted common shares.

(8)	Represents 5,000 restricted common shares.

(9)	Includes 5,000 restricted common shares and excludes 23,957 units in our Operating Partnership, which are redeemable for cash or, at our option, for common shares on a one-for-one basis.

(10)	Includes 5,000 restricted common shares and excludes 31,943 units in our Operating Partnership, which are redeemable for cash or, at our option, for common shares on a one-for-one basis.

(11)
Includes 5,000 restricted common shares and 44,672 common shares owned by Mr. Minton’s wife for which Mr. Minton shares voting and dispositive power and excludes 30,231 units in our Operating Partnership, which are redeemable for cash or, at our option, for common shares on a one-for-one basis.

(12)	None of the shares beneficially owned by our trustees or named executive officers have been pledged as security for an obligation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our trustees and officers and persons who own more than 10% of our common shares to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC rules to furnish us with copies of these reports. Based solely on our review of the copies of these reports received by us and representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that all of these filing requirements were complied with during the year ended December 31, 2008, except that Donald F. Keating, Trustee, failed to file a Form 3, Initial Statement of Beneficial Ownership of Securities, when he joined the Board of the Company in January 2008. Mr. Keating filed a Form 3 on June 25, 2008.

Executive Officers

The following table sets forth certain information about our executive officers.

Executive Officers	Age(1)	Position	Recent Business Experience
James C. Mastandrea	65	Chairman of the Board of Trustees and Chief Executive Officer (October 2006 – present)
President, Chief Executive Officer and Chairman of the Board of Trustees of Paragon Real Estate Equity and Investment Trust, a real estate company currently focused on value-added real estate and investments in shares of publicly-traded real estate investment (2003 – present), Chief Executive Officer/Founder of MDC Realty Corporation, a privately held residential and commercial real estate development company (1978 – present), Chief Executive Officer of Eagle’s Wings Aviation Corporation (1999 -2002), Chairman of the Board of Trustees and Chief Executive Officer of First Union Real Estate Investments, a NYSE listed REIT (1994 – 1998).

John J. Dee	57	Chief Operating Officer (October 2006 – present)
Trustee, Senior Vice President, and Chief Financial Officer of Paragon Real Estate Equity and Investment Trust (2003 – present), Senior Vice President and Chief Financial Officer of MDC Realty Corporation, a privately held residential and commercial real estate development company (2002 – 2003), Director of Finance and Administration for Frantz Ward, LLP (2000 – 2002), several management positions and most recently Senior Vice President and Chief Accounting Officer with First Union Real Estate Investments, a NYSE listed REIT (1978 to 2000).

David K. Holeman	45	Chief Financial Officer (November 2006 – present)
Chief Financial Officer of Hartman Management, our former advisor (2006), Vice President and Chief Financial Officer of Gexa Energy, a NASDAQ listed retail electricity provider (2004 – 2006), Controller and most recently Chief Financial Officer of Houston Cellular Telephone Company (1994 – 2003).

Valarie L. King	48	Sr. Vice President of Property Management (October 2006 – present)	Several management positions and most recently Vice President of Property Management for Hartman Management, our former advisor (2000 – 2006).

Daniel E. Nixon, Jr.	60	Sr. Vice President of Leasing and Redevelopment (July 2007 – present)
Executive Vice President for Hull Storey Retail Group, LLC, owner of 17 enclosed malls, totaling 11 million square feet (2000 – 2007), several management positions and most recently Executive Vice President, Director of Retail at First Union Real Estate Investments, a NYSE listed REIT (1978-1999).

(1)	As of March 15, 2009.

Compensation Discussion and Analysis

The Compensation Committee of our Board (for purposes of this discussion and analysis, the “Committee”) has responsibility for establishing, implementing, and continually monitoring our executive compensation programs. Additionally, they are responsible for the assessment of the relationship of compensation relative to Whitestone’s performance, the rationale in the application of our compensation plans to specific incentive awards, and all recommendations to the Board relative to compensation under its charter.

The scope of this Compensation Discussion and Analysis (“CD&A”) relates to (1) all compensation components for the Named Executive Officers, as defined below, of Whitestone and, (2) to the extent appropriate in order to define Committee activities, responsibilities and decisions, summary information on:

●	Overall Whitestone compensation programs;
●	Performance evaluation methodology;
●	Compensation plan development/adoption; and
●	Comparative market compensation assessment.

Throughout this discussion, James C. Mastandrea, our Chairman and Chief Executive Officer, John J. Dee, our Chief Operating Officer, David K. Holeman, our Chief Financial Officer, Valarie L. King, our Senior Vice President of Property Management, and Daniel E. Nixon, Jr., our Senior Vice President of Leasing and Redevelopment, are referred to as the “Named Executive Officers.”

Compensation Strategy and Philosophy

The Committee believes that the most effective executive compensation strategy is one that encourages entrepreneurship, which is a core driver of creating real estate value and is designed to target specific annual and long-term goals defined by management and approved by the Board, which align the economic interests of employees with shareholders. This strategy should be designed to reward the achievement of performance above established goals that contribute to increased shareholder value.

The Committee believes that an effective executive compensation strategy has several components aimed at specific objectives and timeframes.

●
Base Salary. The Committee believes the base salary should be reflective of position, responsibility and experience, and correlated with market-based salary levels for similar positions and competitor companies. The Committee presently believes that the competitive market 50th percentile level is the appropriate benchmark to target for base salary at this time in Whitestone’s growth and size, which members of the senior management, including the Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, fall below. Because of the current economic conditions all senior management salaries were frozen in August 2008 at their March 2008 levels.

●
Annual Incentive Bonus. A bonus provides an opportunity for selected employees (and potentially all employees) to receive an annual cash (or potentially cash and shares) award based on the achievement of specific organization, operating and financial goals and objectives at three levels during any fiscal year of Whitestone operation:

●	Corporate performance;
●	Business unit (functional area) performance; and
●	Individual performance.

Whitestone currently has not formalized an annual incentive bonus plan, but may design a plan in the future. The Committee believes that any design of an annual incentive plan should establish a threshold, target and maximum incentive opportunity for participants. Additionally, the annual incentive plan should be designed to provide an effective weighting and performance measurement system to Whitestone, business unit (functional) and individual objectives, and be flexible to adapt to changing Whitestone needs and circumstances. Because of the current economic conditions all senior management annual incentive bonuses were eliminated subsequent to March 2008. Discretionary bonuses were paid in the first quarter of 2008 to certain Named Executive Officers for accomplishments made in 2007 and to make up for below market salary levels.

●
Long-Term Equity Incentive Plan. On July 29, 2008 our shareholders approved the 2008 Long-Term Equity Incentive Ownership Plan (the “2008 Plan”) to provide equity-based grants as incentive compensation to our employees. A long-term incentive plan is an opportunity for selected key employees (and potentially all employees) to participate in a plan which would provide awards of equity (restricted shares, phantom units or options) upon the long-term achievement of incremental value of Whitestone and its shareholders. This plan would be designed to encourage entrepreneurship and align employees with the long-term strategy of Whitestone and is expected to be an important component of total compensation and key employee retention.

●
Benefits and Other Perquisites. Whitestone provides the Named Executive Officers (and all other employees) a full range of benefits related to insurances for health and security. These benefit plans, and other perquisites to key employees, are consistent with Whitestone’s competitors for experienced executives and are an important component of employee retention.

The Compensation Committee Charter outlines the Committee’s key objectives in the governance of compensation plan development and award decisions, including its major responsibilities to evaluate Whitestone’s performance and executive compensation (and the relationship between them in any year and over time), one of the fundamental rationales for incentive compensation. Additionally, the Committee must ensure to the extent possible that Whitestone maintains its ability to attract and retain superior employees in key positions and that compensation opportunities to key employees remain competitive relative to that paid to similarly situated executives of our peer companies. To that end, the Committee believes executive compensation packages provided and to be developed will reflect the elements outlined above, and will require Whitestone to define specific performance measurement and accountability procedures to correlate with incentive awards.

Compensation Objectives

In association with the overall compensation strategy and philosophy outlined above, the Committee defines its core values and fundamental guiding principles relating to executive compensation as follows:

●
Compensation is linked to performance. Executive pay is linked to company and individual performance. Named Executive Officers should be rewarded for achieving annual strategic, operating, and financial goals. Goals should be defined and directed by Whitestone’s strategic plan. Long-term compensation should promote retention and align management and employees with the long-term interests of shareholders.

●
Compensation elements should be appropriately balanced. The mix of compensation elements will vary with position and with Whitestone’s circumstances. Base salary and benefits are designed to attract and retain experienced key personnel. Annual incentives emphasize annual objectives, while long-term compensation emphasizes growth in profitability and shareholder value. The proportion of “guaranteed” and “at risk (incentive)” compensation should be structured by position consistent with responsibility, target total compensation level, and market benchmarks. Additionally, a severance benefits program is appropriate to encourage retention and objectivity in connection with events that may trigger a change in control of Whitestone or other circumstances of separation. Whitestone does not currently have a severance benefits program, but will develop one in the future. Whitestone has agreed to reimburse its Chief Executive Officer, Chief Operating Officer and Sr. Vice President of Leasing for certain relocation expenses.

●
Compensation should be fair and competitive. Whitestone and the Committee strive to establish fair and competitive compensation for the Named Executive Officers (and other management), and does so by the process and assessment methods as described in the Compensation Committee Charter.

●
Executive stock ownership is expected. Whitestone believes that all executive officers (and to the extent possible, all employees) should be shareholders of Whitestone. Whitestone and the Committee seek to facilitate, and have adopted the 2008 Plan to assist in achievement of this objective.

●
The Committee and Board exercise independent judgment. On behalf of the shareholders, the Committee and the Board ensure that executive compensation is appropriate and effective, and that all assessments, advisors, analysis, discussion, rationale and decision making are through the exercise of independent judgment.

●
Compensation may be structured to meet corporate tax and accounting rules. Whitestone generally structures the Named Executive Officers’ compensation so that all elements of pay are tax deductible to Whitestone. Section 162(m) of the Internal Revenue Code limits the amount of compensation Whitestone may deduct in any fiscal year. Compensation above these limits can be deducted if it is awarded under a shareholder approved “performance based” incentive compensation plan. Under an annual incentive plan, awards which would limit the deductibility of compensation by Whitestone may (upon approval of the Committee) be delayed into a period where the deduction can be taken. Whitestone adheres to all Financial Accounting Standards Board rules and regulations related to the accounting treatment and reporting of compensation expense and valuation.

Roles and Responsibilities in Compensation Decisions

The Committee is specifically responsible for compensation decisions related to the Chairman and Chief Executive Officer.

The Committee reviews, assesses and approves recommendations from the Chairman and Chief Executive Officer regarding any determination regarding base salary and bonuses to all officers, management and employees, including the other Named Executive Officers. The Committee’s philosophy and strategy, and the programs adopted by the Board, establish the general parameters within which the Chairman and Chief Executive Officer determines the recommended compensation for the other Named Executive Officers.

James C. Mastandrea, Chairman and Chief Executive Officer, and John J. Dee, Chief Operating Officer, annually review the performance of our other executive officers. The conclusions reached and recommendations made based on these reviews, including base salary adjustments as well as bonuses, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended salary adjustment or bonus award. The Committee reviews in detail the performance of our Named Executive Officers.

Compensation consultants familiar with the real estate industry and Whitestone’s competitors are used by the Chairman and Chief Executive Officer, Chief Operating Officer, and the Committee to provide updated market compensation information regarding competitor compensation levels for various positions; to provide trends in the industry related to compensation awards and industry performance; and to address questions related to effective compensation plans and employee retention.

Setting Executive Compensation

Based on the strategy and philosophy described above, the Committee has structured our annual and long-term executive compensation to motivate executive officers to achieve our business goals and reward the executive officers for achieving such goals. In furtherance of this agenda in 2007 and 2008, the Committee engaged CEL, an independent executive compensation consulting firm with specific expertise in the real estate industry, to conduct a review and benchmarking of total compensation levels for our executive officers and to assist in setting executive compensation for 2008. CEL has provided the Committee with relevant market data and plan alternatives to consider when designing and adopting compensation programs for our executive officers. The Committee also independently reviews public disclosures made by companies in the real estate industry and on published surveys with particular focus on companies of similar size within our industry.

As a part of the compensation decision making process, the Committee compares each element comprising total compensation for Whitestone positions against similar positions in a peer group of publicly-traded REITs and private owner/developer/investment companies (collectively, the “Compensation Peer Group”). The Compensation Peer Group, which is periodically reviewed and updated by the Committee, consists of companies with which we believe we compete for talent, investment opportunity, and shareholder investment.

The companies comprising the Compensation Peer Group were selected based on the following criteria:

●	Competitive public real estate companies in Whitestone’s major markets;

●	Public companies with market capitalization (implied market cap) of $150 million to $750 million and within the retail shopping center, office, industrial and diversified sectors; and

●	Private real estate investment and development companies based on portfolio size and range of geographic investments.

A total of seventeen (17) public companies and nine (9) private companies were used in the CEL analysis. The public companies include:

Acadia Realty Trust	PS Business Parks, Inc.
AmREIT	Ramco-Gershenson Properties Trust
Capital Lease Funding, Inc.	Republic Property Trust
Cedar Shopping Centers, Inc.	Saul Centers, Inc.
Columbia Equity Trust	Spirit Finance Corporation
First Potomac Realty Trust	Thomas Properties Group, Inc.
Government Properties Trust, Inc.	Urstadt Biddle Properties, Inc.
Kite Realty Group Trust	Winthrop Realty Trust
Marcus Corporation

Whitestone competes with many companies for experienced executives, and the Committee generally has set compensation for executive officers relative to the range of compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group. Variations to this objective may occur as dictated by the experience level of the individual, market factors, and Whitestone’s situation.

In late 2006, the Company was restructured from an externally managed REIT to one with its own employees and infrastructure. As a result of this change, salaries were, by necessity and directive, to be below market (below the 50th percentile). Bonuses were awarded in 2007 and 2008 (on a discretionary basis but highly related to performance in a new company start-up environment) to account for some of this difference. In addition, the Committee (and Whitestone) believes that it is important to have an equity-based incentive program to retain experienced and qualified executives and to provide them long-term compensation aligned with the economic growth of the company and the creation of shareholder value.

The philosophy of the Committee is to provide programs that offer a significant percentage of total compensation from performance based incentives. Alignment of key management and employees with the growth of Whitestone and the creation of value is the guiding principle of Whitestone’s compensation program. Currently, given Whitestone’s limited operating history as a self-managed REIT, policies, specific incentive compensation opportunity “targets,” and the mix between cash and equity incentives for key employees are not completed. The Committee will continue to review a variety of information, including that provided by CEL, to determine the appropriate level and mix of incentive compensation. Income from incentive compensation is realized as a result of Whitestone’s performance and that of individual performance, measured against established goals. The Committee believes that our executive officers must think and act like owners to create value, and therefore a significant portion of total compensation to our executive officers should be in the form of non-cash share-based long-term incentive compensation. Annual and long-term incentive plans are currently being reviewed and evaluated by the Committee and management. A comprehensive incentive compensation program is a key strategic plan element for Whitestone. With the adoption of the 2008 Plan in 2008 and its implementation in 2009, the Committee believes the Named Executive Officers have a long-term equity program that meets the philosophy of the Committee to link executive compensation to increased value of the Company.

2008 Executive Compensation Elements

Several significant components of our executive compensation were under development in 2008, including an annual bonus opportunity based on strategic, operating and financial performance and a long-term incentive compensation plan. Our shareholders approved on July 29, 2008 our 2008 Plan, which includes grants of restricted common shares and restricted common share units that vest based on the achievement of future growth performance measures. Although this plan was approved in 2008, no awards of equity-based compensation were granted to our named executive officers until January 2009. As such, during 2008, we relied upon base salary and discretionary bonuses for superior performance and competitive company benefits and perquisites. A description of Whitestone compensation elements during 2008 are presented below.

          Base Salary. The Named Executive Officers receive a base salary established by an assessment of the responsibilities, skills and experience related to their respective positions, and an evaluation of base salary of comparable positions in peer companies and the market in general. Other factors considered in base salary determinations are individual performance, the success of each business unit (functional area), the competitiveness of the executive’s total compensation, our ability to pay an appropriate and competitive salary, and internal and/or external equity. The Named Executive Officers are eligible for annual increases in their base salary as a result of: individual performance; their salary relative to the compensation paid to similarly situated executives in companies comprising the Compensation Peer Group; cost of living considerations; and the time interval and changes in responsibility since the last salary increase. In August 2008 the Board of Trustees implemented a salary freeze at the March 2008 salary levels for all employees above the Assistant Vice President level, which includes all of our Named Executive Officers.

          Annual Bonus. At this time, Whitestone does not have a formal annual incentive plan. In the future, the Committee may adopt an annual incentive plan and may, in accordance with such a plan, award annual bonuses to executives for the achievement of specific operating and financial goals by Whitestone; the individual’s business unit or functional area; and the individual’s personal achievements and performance. During 2008, the Committee awarded discretionary bonuses for accomplishments in 2007 and to make up for below-market base salary levels to James C. Mastandrea ($75,000), John J. Dee ($50,000), David K. Holeman ($5,000), Valarie L. King ($10,000) and Daniel E. Nixon ($5,396).

          Long-Term Equity Incentive Compensation. In July 2008 our shareholders approved the 2008 Long-Term Equity Incentive Ownership Plan, which includes grants of restricted common shares and restricted common share units which vest based on the achievement of future growth performance measures. Although the plan was approved during 2008, no awards were granted until January 2009.

          Perquisites and Other Personal Benefits. Whitestone provides the Named Executive Officers with benefits and other personal perquisites that Whitestone deems reasonable and consistent with our overall compensation program. Such benefits enable Whitestone to attract and retain superior employees for key positions. The Committee periodically reviews our overall compensation program and specific perquisites provided to the Named Executive Officers.

Three of the Named Executive Officers (James C. Mastandrea, John J. Dee, and Daniel E. Nixon, Jr.) have relocated to the Houston area, but their personal homes, though listed with real estate agents, did not sell during 2008. To accommodate this relocation, Whitestone, with review and approval by the Committee, has agreed to pay certain relocation expenses for each of Messrs. Mastandrea, Dee and Nixon. For Mr. Nixon, Whitestone has agreed to pay a moving allowance of $20,000 upon relocation to Houston. For Mr. Mastandrea and Mr. Dee, Whitestone has agreed to pay for all costs associated with moving household items and personal cars, including but not limited to packing, shipping, storage, and necessary roundtrip air travel. Relative to the move, Whitestone has also agreed to pay for the costs associated with selling Mr. Mastandrea’s and Mr. Dee’s homes, including the cost of preparing the houses for sale, sales consultation costs, reimbursement of realtor’s commission upon sale, and other selling costs. Whitestone currently pays for the cost of medical, dental, and disability insurance for Mr. Mastandrea and has agreed to pay for the cost of transferring health, dental, and disability care to Houston. As part of Mr. Mastandrea and Mr. Dee’s relocation expenses, Whitestone has agreed to pay for the cost of executive search services for their spouses, and any other reasonable costs and expenses that are necessary to relocate to Houston. In recognition of the personal sacrifices made by Messrs. Mastandrea, Dee and Nixon and to minimize the relocation hardship on their families, as a result of their relocation to Houston, the Company has provided automobiles for business and personal purposes, housing, and reimbursements for personal travel. We also maintain other executive benefits we consider necessary in order to offer fully competitive opportunities to our executive officers. These include 401(k) retirement savings plans, including Whitestone matching contributions, car allowances and related travel reimbursements. Executive officers are also eligible to participate in all of our employee benefit plans, including medical, dental, group life, disability and accidental death and dismemberment insurance, in each and all cases on the same basis as other employees.

2009 Compensation Actions

In January 2009, the Committee granted restricted common shares and restricted common share units pursuant to our 2008 Plan to the following named executive officers:

Name	Grant Date	Number of Shares	Award Type (1)
James C. Mastandrea	1/2/2009	200,000	Restricted Common Shares
	1/2/2009	381,190	Restricted Common Share Units
John J. Dee	1/2/2009	125,000	Restricted Common Shares
	1/2/2009	317,497	Restricted Common Share Units
David K. Holeman	1/2/2009	75,000	Restricted Common Shares
	1/2/2009	60,000	Restricted Common Share Units
Valarie L. King	1/2/2009	50,000	Restricted Common Shares
	1/2/2009	60,000	Restricted Common Share Units
Daniel E. Nixon, Jr.	1/2/2009	50,000	Restricted Common Shares
	1/2/2009	75,000	Restricted Common Share Units

(1) The awards shall vest in accordance with performance targets as set forth in the applicable award agreements.

Employment Agreements for Named Executive Officers

None of the Named Executive Officers are subject to an employment agreement or individual severance agreement and were not in 2008. However, in the event of a Change in Control, the vesting of restricted common shares and restricted common share units granted to Named Executive Officers will accelerate. See “Payment/Rights Upon Termination or Change in Control on page 23.”

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on the review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,
Whitestone REIT Compensation Committee
Jack L. Mahaffey, Chairman
Daniel G. DeVos
Chris A. Minton
Donald F. Keating

Executive Officer Compensation

2008 Summary Compensation Table

The table below summarizes the total compensation paid or earned to each of the Named Executive Officers in 2006, 2007 and 2008.

Name and Principal Position	Year	Salary (1)	Bonus (2)	All Other Compensation (3)		Total (4)

James C. Mastandrea	2008	$284,616	$75,000	$89,130	(5)	$448,746
Chairman & Chief	2007	200,000	—	51,541	(6)	251,541
Executive Officer	2006	50,000	—	—		50,000

John J. Dee	2008	193,846	50,000	40,074	(7)	283,920
Chief Operating Officer	2007	160,000	—	26,994	(8)	186,994
	2006	39,385	20,000	—		59,385

David K. Holeman	2008	176,703	5,000	4,676	(9)	186,379
Chief Financial Officer	2007	170,000	—	2,550	(10)	172,550
	2006	21,577	—	—		21,577

Valarie L. King	2008	103,385	10,000	3,402	(11)	116,787
SVP - Property	2007	100,375	—	1,500	(12)	101,875
Management	2006	19,231	—	—		19,231

Daniel E. Nixon, Jr.	2008	175,000	5,396	26,324	(13)	206,720
SVP - Leasing and	2007	77,085	10,000	11,073	(14)	98,158
Redevelopment	2006	—	—	—		—

(1)	Base salary paid in 2008, 2007 and 2006. The 2006 salary represents a partial year salary for Messrs. Mastandrea, Dee and Holeman and Ms. King.

(2)	Discretionary bonuses for 2008, 2007 and 2006. Bonuses paid were based on prior year performance and to make up for below-market base salary levels

(3)	See individual footnotes for details.

(4)	Total of all items in this table.

(5)
Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, (b) housing cost of $37,354, (c) matching contributions under our 401(k) plan of $10,173, (d) health insurance, and (e) personal travel of $25,825.

(6)
Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, (b) housing costs, (c) matching contributions under our 401(k) plan of $3,000, (d) health insurance, and (e) personal travel.

(7)
Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, (b) housing costs, (c) matching contributions under our 401(k) plan of $7,750, (d) health insurance, and (e) personal travel.

(8)	Represents (a) the cost of a Whitestone automobile not used exclusively for business purposes, (b) housing costs, (c) matching contributions under our 401(k) plan of $2,400, and (d) personal travel.

(9)	Represents matching contributions under our 401(k) plan of $4,676.

(10)	Represents matching contributions under our 401(k) plan of $2,550.

(11)	Represents matching contributions under our 401(k) plan of $3,402.

(12)	Represents matching contributions under our 401(k) plan of $1,500.

(13)	Represents (a) auto allowance, (b) temporary housing costs, (c) matching contributions under our 401(k) plan of $4,038, (d) health insurance and (e) personal travel.

(14)	Represents (a) auto allowance, (b) temporary housing costs, (c) health insurance and (d) personal travel.

Grants of Plan Based Awards

Our shareholders approved our 2008 Plan in July 2008. No awards were granted pursuant to the plan during 2008. For information regarding awards granted in 2009, see “Compensation Discussion and Analysis – 2009 Compensation Actions.”

Payments/Rights Upon Termination or Change in Control

We have not entered into employment agreements with any of our executive officers. However, our 2008 Plan provides for certain vesting in the event of a change in control. The following summarizes the compensation payable to each Named Executive Officer in the event of a termination of the executive’s employment.

Payments Made Upon Any Termination. In all events, we are obligated to pay all salary and benefits accrued to the executive through and including the date of termination.

Payments Made Upon Death or Disability. In the event of the employee’s death or disability, any unvested restricted common shares or unvested restricted common share units shall immediately vest.

Award Vesting Acceleration. In the event of a Change in Control, as defined below, any unvested restricted common shares or restricted common share units granted pursuant to the 2008 Plan will automatically vest prior to the consummation of such Change in Control. In addition, if there are any restricted common share units which have been allocated but not yet granted and the employee remains employed with the acquiring or successor entity, then the employee must receive an award of a comparable value covering shares of a successor corporation.

Change in Control shall mean, unless otherwise defined in the applicable award agreement, any of the following events:

1.
any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than Whitestone or a wholly-owned subsidiary thereof or any employee benefit plan of Whitestone or any of its Subsidiaries, becomes the beneficial owner of Whitestone’s securities having 35% or more of the combined voting power of the then outstanding securities of Whitestone that may be cast for the election of trustees of Whitestone (other than as a result of an issuance of securities initiated by Whitestone in the ordinary course of business);

2.
as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of Whitestone or any successor company or entity entitled to vote generally in the election of the trustees of Whitestone or such other corporation or entity after such transaction are held in the aggregate by the holders of Whitestone’s securities entitled to vote generally in the election of trustees of Whitestone immediately prior to such transaction;

3.
during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by Whitestone’s shareholders, of each trustee of Whitestone first elected during such period was approved by a vote of at least two-thirds (2/3rds) of the trustees of Whitestone then still in office who were (a) trustees of Whitestone at the beginning of any such period, and (b) not initially (1) appointed or elected to office as result of either an actual or threatened election and/or proxy contest by or on behalf of a person other than the Board, or (2) designated by a person who has entered into an agreement with Whitestone to effect a transaction described in (1) or (2) above or (4) or (5) below;

4.	a complete liquidation or dissolution of Whitestone;

5.	the sale or other disposition of all or substantially all of the assets of Whitestone to any person (other than a transfer to a subsidiary); or

6.
with respect to award agreements for the chief executive officer, the chief operating officer and the chief financial officer only, a termination of the chief executive officer without cause, excluding non-appealable determinations by a court of law for fraud, gross negligence, or willful neglect, which would be considered termination for cause.

Compensation Committee Interlocks and Insider Participation

During 2008, the Compensation Committee was comprised of Messrs. Keating, Mahaffey, and Minton. None of the members of the Compensation Committee during 2008 is or has been an officer or employee of Whitestone and no executive officer of Whitestone served on the compensation committee of any company that employed any member of Whitestone’s Compensation Committee.

COMPENSATION OF TRUSTEES

Cash Compensation

Our non-employee trustees are paid an annual fee of $10,000. In addition, our non-employee trustees receive $1,000 for each in-person or telephonic board meeting they attend. Effective for fiscal year 2009, we pay an annual fee of $10,000 and our non-employee trustees receive $1,000 for each in-person board meeting and $500 for each telephonic board meeting they attend. Trustees do not receive additional compensation for committee meetings. Non-employee trustees also are reimbursed for out-of-pocket expenses incurred to attend board meetings.

Equity Awards

Our trustees are eligible to receive award grants pursuant to our 2008 Plan. No trustees received any grants during 2008. On March 25, 2009 each of our five independent trustees were granted 5,000 restricted common shares which vest in equal installments in 2010, 2011, and 2012.

2008 Trustee Compensation

The table below summarizes the compensation we paid to each non-employee trustee in 2008. No employee who serves as a trustee is paid for those services.

Name (1)	Fees Earned or Paid in Cash	Share Awards (2)	Total (3)
Daryl J. Carter (4)	$—	$—	$—
Daniel G. DeVos (4)	—	—	—
Donald F. Keating	24,000	—	24,000
Jack L. Mahaffey	25,000	—	25,000
Chris A. Minton	25,000	—	25,000

(1)
James C. Mastandrea, our Chairman of the Board and Chief Executive Officer is not included in the table as he is an employee and thus received no compensation for his services as a trustee. The compensation received by Mr. Mastandrea as an employee is shown in the Summary Compensation Table on page 25.

(2)
Represents the dollar amount recogized for financial statement reporting purposes with respect to the fiscal year for awards of shares accounted in accordance with FAS 123R. No grants were awarded in 2008, thus no amounts were recorded for financial statement purposes.

(3)	We do not have a pension plan or non-qualified deferred compensation plan.

(4)	Messrs. Carter and DeVos were appointed as trustees in 2009; therefore, they received no compensation in 2008.

AUDIT COMMITTEE INFORMATION

Report of the Audit Committee of the Board of Trustees

The Audit Committee is composed of three independent non-employee trustees and operates under a written charter adopted by the board (a copy of which is available on our web site). The Board has determined that each committee member is independent within the meaning of the applicable NASDAQ listing standards currently in effect and as required by the Sarbanes-Oxley Act of 2002. Management is responsible for the financial reporting process, including the preparation of the consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”) and for the establishment and effectiveness of internal control over financial reporting. Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The committee’s responsibility is to oversee and review this process. We are not, however, professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurances as to such financial statements concerning compliance with the laws, regulations or GAAP or as to the independence of the registered public accounting firm. The committee relies, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm. We held four meetings during 2008. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management and our independent registered public accounting firm, Pannell Kerr Forster of Texas, P.C. (“PKF”). We discussed with PKF the overall scope and plans of their audit. We met with PKF, with and without management present, to discuss the results of their examinations.

We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2008 with management and PKF. We also discussed with management and PKF the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC. In addition, we reviewed and discussed with management our compliance as of December 31, 2008 with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as superseded by Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence, and has discussed with the independent auditors their independence. When considering the independence of PKF, we considered whether their array of services to Whitestone beyond those rendered in connection with their audit of our consolidated financial statements and reviews of our consolidated financial statements, including our quarterly reports on Form 10-Q, was compatible with maintaining their independence. We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to PKF.

Based on the foregoing review and discussions and relying thereon, we have recommended to our Board of Trustees that the audited financial statements for the year ended December 31, 2008 be included in Whitestone’s Annual Report on Form 10-K. The Audit Committee also reappointed, subject to shareholder ratification, PKF as our independent registered public accountants for 2009. This section of the proxy statement is not deemed “filed” with the SEC and is not incorporated by reference into our Annual Report on Form 10-K.

The undersigned members of the Audit Committee have furnished this report to our Board.

Respectfully submitted,
Audit Committee
Chris A. Minton, Chairman
Daryl J. Carter
Donald F. Keating
Jack L. Mahaffey

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the fees for professional audit services rendered by PKF, our independent registered public accounting firm, for the audit of our annual consolidated financial statements for the years ended December 31, 2008 and 2007, and fees billed for other services rendered by PKF for those periods:

	Total Approximate Fees
	2008	2007
Type of Services
Audit Fees (1)	$250,068	$233,437
Tax Fees (2)	84,357	58,873
All Other Fees	—	—
Total	$334,425	$292,310

(1)
Audit fees were for professional services rendered in connection with the audit of our 2008 and 2007 consolidated financial statements and reviews of our quarterly consolidated financial statements within those years.

(2)	Tax fees were for assistance with matters principally related to tax compliance, tax planning and tax advice.

Our Audit Committee has considered the audit and non-audit services rendered by PKF and has determined that the provision of these services is compatible with maintaining the independence of PKF.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted a policy requiring it to approve all services (audit and/or non-audit) to be performed by our independent registered public accounting firm to assure that the provision of the services does not impair the firm’s independence. All services, engagement terms, conditions and fees, as well as changes in the terms, conditions and fees must be approved by our Audit Committee in advance. Our Audit Committee will annually review and approve services that may be provided by our independent registered public accounting firm during the next year and will revise the list of approved services from time to time based on subsequent determinations. Our Audit Committee believes that our independent registered public accounting firm can provide tax services to us, such as tax compliance, tax planning and tax advice, without impairing the firm’s independence and that the tax services do not constitute prohibited services pursuant to the SEC and/or NASDAQ rules. The authority to approve services may be delegated by our Audit Committee to one or more of its members, but may not be delegated to management. If authority to approve services has been delegated to an Audit Committee member, any approval of services must be reported to our Audit Committee at its next scheduled meeting. All audit and non-audit services rendered by our independent registered public accounting firm during 2008 and 2007 were pre-approved by our Audit Committee.

PROPOSAL NO. 2 – RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Trustees has appointed Pannell Kerr Forster of Texas, P.C. to serve as our independent registered public accounting firm for the year ending December 31, 2009.

The Board of Trustees asks shareholders to ratify the selection of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, and the Audit Committee is not bound by a vote either for or against the proposal, the Board of Trustees believes ratification by shareholders is a matter of good corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Whitestone and our shareholders. Whitestone does not expect a representative from Pannell Kerr Forster of Texas, P.C. to attend the 2008 annual meeting and, accordingly, no representative from Pannell Kerr Forster of Texas, P.C. is expected to make a statement or be available to respond to questions.

Our Board of Trustees unanimously recommends that you vote “For” the ratification of the Audit Committee’s appointment of Pannell Kerr Forster of Texas, P.C. as our Independent Registered Public Accounting Firm for the year ending December 31, 2009.

TRANSACTIONS WITH RELATED PERSONS

On January 16, 2009, Whitestone REIT, operating through our Operating Partnership, acquired Spoerlein Commons, a mixed use-garden style complex of retail, medical, and professional office tenants located in Buffalo Grove, Illinois (the “Property”). The Operating Partnership acquired the Property pursuant to the terms and conditions of the purchase, sale and contribution agreement dated December 18, 2008 (the “Agreement”) between the Operating Partnership and Bank One, Chicago, NA, as trustee under the Trust Agreement dated January 29, 1986 and known as Trust Number TWB-0454 (“Seller”). Midwest Development Venture IV, an Illinois limited partnership (“Midwest”), is the sole beneficiary of the Seller under the Trust Agreement.

The Property represented an acquisition for Whitestone, and a substantial equity investment on behalf of the Seller. In exchange for the Property, the Operating Partnership paid the Seller $5,500,000, received credit for net prorations of $275,854 and issued 703,912 Operating Partnership Units, valued at $5.15 per Unit, for a total purchase price of $9,401,000.

Midwest, the sole beneficiary of the Seller, is entitled to all earnings and proceeds from the sale of the Property. James C. Mastandrea, our Chairman, President and Chief Executive Officer, is the controlling limited partner in Midwest and as such, had an ownership interest in the Property and is entitled to a portion of the proceeds from the sale of the Property to the Operating Partnership. Because of Mr. Mastandrea’s relationship with the Seller, a special committee of the independent members of the Board of Trustees, including Donald F. Keating, Jack L. Mahaffey, and Chris A. Minton, determined the terms of the transaction, which included the use of an independent appraiser to value the Property.

In connection with the closing of the Property and the investment on behalf of the Seller, the Operating Partnership issued 703,912 Operating Partnership Units to Midwest for its contribution of the Property to the Operating Partnership. The Operating Partnership Units were issued in reliance on the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended. The issuance was not affected using any form of general advertising or general solicitation and the issuance was made to a qualified investor.

The Operating Partnership Units are convertible on a one-for-one basis into Common Shares of Whitestone at any time after July 1, 2009 in accordance with the terms of the Operating Partnership’s Limited Partnership Agreement, as amended (the “Limited Partnership Agreement”). The Seller will not be entitled to any dividends or distributions with respect to the Operating Partnership Units prior to June 30, 2009. In the event Mr. Mastandrea is not re-elected as a trustee of Whitestone at the 2009 Annual Meeting of Shareholders and appointed Chairman, President and Chief Executive Officer for any reason, the Operating Partnership would be obligated to repurchase the Operating Partnership Units or any common shares issued upon conversion of the Operating Partnership Units (as the case may be), in cash for $5.15 for each Operating Partnership Unit or common share issued to Midwest in connection with the sale of the Property discussed above.

Policies and Procedures for Transactions with Related Persons

Pursuant to its charter, our Nominating and Corporate Governance Committee is responsible for reviewing any potential or actual conflicts of interest between our trustees and between Whitestone and other companies on which a trustee of Whitestone may serve.

Under our Declaration of Trust, we may enter into any contract or transaction with our trustees, officers, employees or agents (or any affiliated person), provided that in the case of any contract or transaction in which any of our trustees, officers, employees or agents (or any affiliated person) have a material financial interest in the transaction, the fact of the interest is disclosed or known to the following: (1) the Board of Trustees, and the Board of Trustees shall approve or ratify the contract or transaction by the affirmative vote of a majority of disinterested trustees, even if the disinterested trustees constitute less than a quorum, or (2) the shareholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the shareholders entitled to vote other than the votes of shares owned of record or beneficially by the interested party; or (3) the contract or transaction is fair and reasonable to Whitestone.

According to our Code of Business Conduct and Ethics, Whitestone’s employees and trustees are expected to exhibit and promote the highest standard of honest and ethical conduct, by their adherence to the following policies and procedures: (1) they shall engage in only honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; and (2) they shall inform our chief operating officer of any deviations in practice from policies and procedures governing honest and ethical behavior or any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest. Our Audit Committee oversees compliance with our Code of Business Conduct and Ethics.

SHAREHOLDER PROPOSALS

We will consider for inclusion in our proxy materials for the 2010 annual meeting of shareholders, shareholder proposals that are received at our executive offices no later than December 4, 2009 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act. Proposals must be sent to our Corporate Secretary at Whitestone REIT, 2600 S. Gessner, Suite 500, Houston, Texas 77063.

Pursuant to Whitestone’s bylaws, as amended, shareholders wishing to submit proposals or trustee nominations, whether or not included in our proxy materials, must have given timely notice thereof in writing to our Corporate Secretary. Under the current bylaws, to be timely for the 2010 annual meeting of shareholders, you must notify our Corporate Secretary, in writing, not later than the close of business on January 3, 2010, nor earlier than the close of business on December 4, 2009. We also advise you to review Whitestone REIT’s bylaws, which contain additional requirements about advance notice of shareholder proposals and trustee nominations, including the different notice submission date requirements in the event that the date for our 2010 annual meeting of shareholders is more than 30 days before or after May 7, 2010. The Chairman of the 2010 annual meeting of shareholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board of Trustees for the 2010 annual meeting of shareholders will confer discretionary voting authority with respect to (i) any proposal presented by a shareholder at that meeting for which Whitestone has not been provided with timely notice and (ii) any proposal made in accordance with Whitestone’s bylaws, if the 2010 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it and if the shareholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

Shareholder Nominations for Trustee

If a shareholder is recommending a candidate to serve on the Board of Trustees, the recommendation must include the information specified in Whitestone’s bylaws, including the following:

(1)
As to each individual whom the shareholder proposes to nominate for election or reelection that meets the criteria of serving as a trustee as set forth in the qualifications of trustees section of our bylaws (Article III, Section 3), all information relating to the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with the solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected).

(2)	As to any business that the shareholder proposes to bring before the meeting:

	●	a description of the business; and

●
the shareholder’s reasons for proposing the business at the meeting and any material interest in the business of the shareholder or any shareholder associated person (as defined in the bylaws), individually or in the aggregate, including any anticipated benefit from the proposal to the shareholder or the shareholder associated person.

(3)	As to the shareholder giving the notice, any proposed nominee and any shareholder associated person:

●
the class, series and number of all shares of stock or other securities of Whitestone or any of its affiliates (also referred to as Whitestone securities), if any, which are owned (beneficially or of record) by the shareholder, proposed nominee or shareholder associated person, the date on which each Whitestone security was acquired and the investment intent of the acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of stock or other security) in any Whitestone securities of any person;

	●	the nominee holder for, and number of, any Whitestone securities owned beneficially but not of record by the shareholder, proposed nominee or shareholder associated person;

●
whether and the extent to which the shareholder, proposed nominee or shareholder associated person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (i) manage risk or benefit of changes in the price of (x) Whitestone securities or (y) any security of any entity that was listed in the peer group in the stock performance graph in the most recent annual report to security holders of the trust for the shareholder, proposed nominee or shareholder associated person or (ii) increase or decrease the voting power of the shareholder, proposed nominee or shareholder associated person in Whitestone or any affiliate thereof (or, as applicable, in any peer group company) disproportionately to the person’s economic interest in the company securities (or, as applicable, in any peer group company); and

●
any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with Whitestone), by security holdings or otherwise, of the shareholder, proposed nominee or shareholder associated person, in Whitestone or any affiliate thereof, other than an interest arising from the ownership of Whitestone’s securities where the shareholder, proposed nominee or shareholder associated person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series.

(4)	As to the shareholder giving the notice, any shareholder associated person with an interest or ownership referred to in paragraphs (2) and (3) above and any proposed nominee:

●
the name and address of the shareholder, as they appear on Whitestone’s stock ledger, and the current name and business address, if different, of each shareholder associated person and any proposed nominee; and

●
the investment strategy or objective, if any, of the shareholder and each shareholder associated person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in the shareholder, each shareholder associated person and any proposed nominee.

(5)
To the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee or the proposal of other business on the date of the shareholder’s notice.

The foregoing description of Whitestone’s advance notice provisions is a summary and is qualified in its entirety by reference to the full text of our bylaws. Accordingly, we advise you to review our bylaws for additional stipulations relating to advance notice of trustee nominations and shareholder proposals.

Changes from Our Previous Bylaws

Our current bylaws, as amended and restated by our Board effective October 9, 2008, revise the notice period for a shareholder to make a trustee nomination or make a shareholder proposal at the annual meeting of shareholders and add informational requirements for shareholder nominees for trustee and other shareholder proposals at annual or special meetings. For example, the amended bylaws calculate the deadline for shareholder nominations and/or proposals based on the anniversary of the date of the prior year’s proxy statement (rather than the anniversary of the mailing of the notice). In addition, in the event the annual meeting date changes by more than 30 days from the anniversary of the prior year’s annual meeting date, the amended bylaws calculate the deadline for shareholder nominations and/or proposals based on the new annual meeting date (rather than the anniversary of the of the mailing of the notice).

OTHER BUSINESS

The Board of Trustees knows of no other business to be presented for action at the annual meeting. If any matters do come before the meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the discretion of the person or persons exercising the authority conferred by the proxy at the meeting. The submission of a proposal does not guarantee its inclusion in our proxy statement or presentation at the meeting unless certain securities law and other requirements are met.

You are cordially invited to attend the annual meeting of shareholders in person. Whether or not you plan to attend the meeting, you are requested to complete, date, sign and promptly return the accompanying white proxy card in the enclosed postage-paid envelope.

By order of the Board of Trustees,

/s/ John J. Dee
John J. Dee
Chief Operating Officer and Corporate Secretary

April 3, 2009
Houston, Texas

ANNUAL MEETING OF SHAREHOLDERS OF

WHITESTONE REIT

May 7, 2009

PROXY AUTHORIZATION INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

COMPANY NUMBER

Vote online/phone until 11:59 PM EST the day before the meeting.
ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 7, 2009:
The Notice of Meeting, proxy statement, proxy card and 2008 Annual Report are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=11457
Please detach along perforated line and mail in the envelope provided IF you are not authorizing your proxy via telephone or the Internet.

20230000000000001000 9	050709

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
						FOR	AGAINST	ABSTAIN
1. Election of the following nominees to the Company’s Board:				2.	Ratification of Pannell Kerr Forster of Texas, P.C. as our independent registered public accountants.	☐	☐	☐

☐		NOMINEES:
	FOR ALL NOMINEES	James C. Mastandrea
		Jack L. Mahaffey		3.	To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

The votes entitled to be cast by the undersigned will be cast in the manner directed herein. If this proxy is executed but no direction is given, the votes entitled to be cast by the undersigned will be cast “FOR” the nominees for trustee and “FOR” each of the other proposals as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder upon all other matters that may properly come before the meeting or any adjournment or postponement thereof.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
			☐	Please mark here if you plan to attend the Annual Meeting of Shareholders.				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

          The undersigned shareholder of WHITESTONE REIT, a Maryland real estate investment trust (the “Company”), hereby appoints James C. Mastandrea, John J. Dee and David K. Holeman, and each of them, with full power of substitution, as Proxies, to attend the Annual Meeting of Shareholders to be held on Thursday, May 7, 2009, 10:00 a.m. CDT, at the Houston Engineering and Scientific Society Club, San Jacinto Room, located at 5430 Westheimer Road, Houston, Texas 77056, or any adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

(Continued and to be signed on the reverse side)
14475